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                                                                     Exhibit K-3

                   ASSETS, REVENUES AND ELECTRIC CUSTOMERS OF
                    FIRSTENERGY, GPU AND THE COMBINED COMPANY
              As of September 30, 2000 (unless otherwise indicated)

                                                                       TOTAL                 TOTAL                 ELECTRIC
                                                                      ASSETS               REVENUES*              CUSTOMERS
                                                                       (000)                 (000)

FIRSTENERGY CORP.
PUBLIC UTILITY COMPANIES

         Ohio Edison Company (Consolidated)                       $ 8,349,929               $ 2,045,527              1,129,724

                  Ohio Edison Company (Corporate)                 $ 7,350,696               $ 1,765,250                993,837

                  Pennsylvania Power Company                      $   999,233               $   280,277                135,887

         The Cleveland Electric Illuminating Company              $ 6,021,340               $ 1,419,715                743,925

         The Toledo Edison Company                                $ 2,658,714               $   713,573                302,865

         American Transmission Systems, Incorporated              $   658,693               $    18,077                      0

NON-UTILITY COMPANIES                                             $ 1,240,706               $ 1,227,012                 29,877

INTERCOMPANY ELIMINATIONS                                         $  (961,803)              $  (222,225)

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TOTAL FIRSTENERGY CORP.                                           $17,967,579               $ 5,201,679              2,206,391
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GPU, INC.
PUBLIC UTILITY COMPANIES
         Jersey Central Power & Light Company                     $ 6,194,804               $ 1,547,940              1,004,915

         Metropolitan Edison Company                              $ 3,476,944               $   628,312                493,154

         Pennsylvania Electric Company                            $ 3,619,005               $   663,623                579,385

NON-UTILITY COMPANIES                                             $ 7,362,113               $ 1,135,425              2,650,000

INTERCOMPANY ELIMINATIONS                                         $  (319,780)              $   (63,196)

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TOTAL GPU, INC.                                                   $20,333,086               $ 3,912,104              4,727,454
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TOTAL FIRSTENERGY CORP. AND GPU, INC. AS A COMBINED COMPANY       $38,300,665               $ 9,113,783              6,933,845
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

         *For the nine months ended September 30, 2000